Exhibit 4.1

                                                      KBC Bank Hong Kong Branch
                                                            39/F, Central Plaza
                                                       16 Harbour Road, Wanchai
                                                                      Hong Kong

                                                       Telephone +852 2879 3388
                                                         Telefax +852 2879 3300
KBC Bank

Hong Kong Branch

23rd March, 2007

Bonso Electronics Limited
Unit 1106-1110, 11/F., Star House,
3 Salisbury Road, Tsimshatsui,
Kowloon

Attn: Ms. Pang Kit Teng, Cathy
Director of Finance

Dear Sirs,

Banking Facilities

KBC Bank N.V. (the "Bank") is pleased to set out below the revised terms and conditions upon which the Bank will consider requests made by the borrower(s) named in paragraph 1 of this letter (the "Borrower(s)" or each "Borrower") for the following facilities (the "Facilities"). The terms set out in this letter supersede and replace those set out in any of our banking facilities letters previously sent to you.

1. Borrower(s).
   -----------

   Bonso Electronics Limited

2. Trade Facilities
   ----------------

     (a) Total Facility Amount: HK$10,500,000.00 and EUR3,300,000.00 (Hong Kong Dollars Ten Million Five Hundred Thousand and EURO Three Million and Three Hundred Thousand Only) maximum but in no circumstances that the outstandings of any facility shall exceed the respective facility limits set out below.

     (b) Purpose: For short term trade financing and general working capital requirements.

     (c)  Available for:

          Trade facilities                                     facility limit


          Line 1 with aggregate limit of:                    HK$10,000,000.00
                                                             ----------------

          (i) Commercial Letters of Credit ("L/C's"):

Bonso Electronics Limited                                                   KBC
--------------------------

        Issuance of sight and/or up to 120 days usance
        commercial L/C's with or without title documents,
        L/C's with offshore shipment or L/C's calling for
        cargo receipt                                          HK$10,000,000.00
                                                               ----------------

   (ii) Documents against Payment ("D/P") and Documents
        against Acceptance ("D/A") Financing: Advances (with
        recourse to the Borrower(s)) against D/A and/or D/P
        bills at sight and/or with tenors of up to 120 days
        drawn on parties acceptable to the Bank up to
        HK$4,000,000.00 per each drawee.                       HK$10,000,000.00
                                                               ----------------

  (iii) Advances against Trust Receipts: Advances against
         Trust Receipts covering merchandise called for under:-

         (a) import L/C's with tenor of up to 120 days, which shall include the usance period granted by supplier under the respective import L/C's
                HK$10, 000,000.00

         (b)   suppliers' invoices with tenor of up to 120
               days from date of advance with individual
               supplier
               limit of HKD4,000,000.00                       HK$10,000,000.00
                                                              -----------------

         (c) incoming D/P or D/A with tenor of up to 120
         days from date of advance                            HK$10,000,000.00
                                                              -----------------

         (iv) Skipping Guarantees: Issuance of Shipping
         Guarantees supported by Trust Receipts covering
         merchandise called for under import L/C's            HK$10,000,000.00
                                                              ----------------

         (v) Indemnities for Negotiation under L/C's:
         Indemnities for negotiation of documents (with or without discrepancies) drawn under export L/C's
         HK$10,000,000.00

         (vi) Advances Against Export Invoices: Advances with tenors of up to 120 days from bill of lading date for up to 100% of the net invoice amount of export invoices for customers approved by the Bank, with individual buyer limit of HKD4,000,00.00
         HK$10,000,000.00

         Line 2 with aggregate limit of:                          HK$500,000.00

         (vii) Overdrafts: Overdraft on HK$ current account(s) with the Bank. HK$500, 000.00

Bonso Electronics Limited                                                   KBC
--------------------------


         Line 3 with aggregate limit of:                       EUR3,300,,000.00

                (viii) Standby Letters of Credit and Bank Guarantees:
                Issuance of Standby Letter of Credit or Bank
                Guarantees to KBC Bank Deutschland AG, Germany with
                tenors of up to 365 days to secure a trade facility
                to Korona Haushaltswaren GmbH & Co.; such payment
                undertakings must be in a form and supported by
                agreements o1 counter-indemnities
                acceptable to the Bank                         EUR3,300, 000.00
                                                               ----------------

                Special Conditions/Remarks

                (a) Total limit for facilities (i), (ii), (iii),
                (iv), (v) and (vi). together under Line 1 shall not exceed HK$10,000,000.00

                (b) The maximum tenor of any import facility shall not exceed 120 days which shall include the usance period granted by supplier under any import L/C's or incoming D/A

                (c) Available limit not utilized under Line 2 or Line 3 can be shifted to Line 1 at the request of the Borrower(s)

3. Foreign Exchange and Derivatives Facility
   -----------------------------------------

           (a)    Same Day Settlement Limit: For foreign exchange
                  and derivative products same day settlements  EUR2, 000,000.00
                                                                ----------------

           (b) Notional Amount: For booking of foreign exchange contracts and derivatives products acceptable to the Bank, with maximum tenor of 12 months. The notional limit stated in this letter is for reference only and is subject to the Bank's acceptance of the
                  relevant applications                         EUR 7,500,000.00
                                                                ----------------

4. Applications for Facilities
   ---------------------------
          (a) No application made by the Borrower to use any of the Facilities will be considered by the Bank unless the Bank has received all of the documents listed in the Schedule hereto each in form and substance satisfactory to the Bank.

          (b) Each application made by the Borrower to use any of the Facilities in whole or

Bonso Electronics Limited                                                   KBC
--------------------------

                  in part shall be a request by the Borrower to the Bank to extend financing on the terms and conditions set out or referred to in this letter. No commitment by the Bank to extend financing shall arise under this letter until any application by the Borrower is accepted by the Bank either expressly or by its extending such facilities to the Borrower.

           (c) Such applications shall be made, where applicable, on the Bank's standard forms and supported by such documentation that the Bank may require.

           (d) No application by the Borrower to use any of the Facilities will be accepted by the Bank unless the Borrower complies with the terms and conditions set out or referred to in this letter and such other conditions as the Bank may impose from time to time.

           (e) Acceptance by the Bank in respect of any application made by the Borrower is subject to the Bank's overriding right of repayment on demand, amending, cancelling and/or restructuring any of the Facilities and/or pricing at the Bank's sole discretion

5. Currency:
   --------

          Borrowings in any currency are subject to availability of funds in that currency at the time the borrowings are requested.

6. Repayment
   ---------
                    (a) Repayment must be made in full on maturity of each
                        advance or on demand whichever occurs first.

                    (b) If there are more than one Borrower named in
                        paragraph I of this letter, each Borrower shall be jointly and severally liable with the other Borrower(s) for the repayment obligations under any of the Facilities. Each Borrower further agrees that the Bank is not required to make any reference to the other Borrower(s) in relation to the utilitsation of the Facilities by any Borrower.

7. Pricing
   -------
                  (a)   L/C issuance fee and commission in lieu of exchange:
                        US$50,000 or below                      : 1/4 %
                        Over US$50,000                          : 1/32%

                  (b)   Interest rates for import and export bills:

                   For all HK$ / US$ drawings
                   --------------------------
                   1.5% p.a. over HIBOR / LIBOR

                  (c)     Interest rates for Overdraft

Bonso Electronics Limited                                              KBC
--------------------------

          (d) Standby Letters of Credit and/or Bank Guarantees issuance fee:

                   .8% pa.

         For any drawing unpaid at its maturity date, the Bank may, at its sole discretion, charge a default interest at maximum of Prime +6% p.a.

          ("Prime" means the best lending rate determined by the Bank from time to time.)

8. Security
   --------

          Unconditional continuing corporate guarantee executed by Bonso Electronics International Inc. (the "Corporate Guarantor") for the facilities amount plus accrued interest and recovery expenses.

9. Arrangement Fee
   ---------------

          HKD10,000.00 payable up-front which is non-refundable in any event.

10. Undertakings
    ------------

           (a) Submission of the following statements:

                  (i) No later than 180 days after the end of each fiscal year, the audited financial statements of the Borrower(s) and the Corporate Guarantor(s), if any.

                  (ii) No later than 90 days after the end of each half-year, a certified copy of the unaudited financial statements of the Borrower(s) and the Corporate Guarantor(s), if any.

                  (iii) Any other documents as requested by the Bank from time to time.

11. Others
    ------

         The Facilities shall be subject to:

          (a) the terms and conditions of the General Customer Agreement and General Agreement-for Trade Financing executed and delivered by the Borrower(s) to the Bank, and

          (b) the terms and conditions set out in all other standard agreements or documentation executed and delivered by the Borrower(s) to the Bank and other banking facilities and services provided by or continued by the Bank to the Borrower(s).

Bonso Electronics Limited                                                  KBC
--------------------------

12. Costs and Expenses:
    -------------------

          The Borrower(s) shall, upon demand by the Bank, indemnify the Bank against (a) all costs and expenses (including legal fees on a full indemnity basis) incurred by the Bank in connection with the negotiation, preparation, execution and enforcement of or the preservation of any of its rights under, this letter and any other documents referred to herein; and (b) all costs, losses or liabilities incurred by the Bank as a result of providing any part of the Facilities to the Borrower(s).

13. Assignment
    -----------

               (a) The Borrower(s) may not assign any of its rights or transfer any of its rights and/or obligations under this letter.
               (b) The Bank may assign any of its rights or transfer any of its rights and/or obligations under this letter.

14. Governing Law
    -------------

      This letter is governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

     Please confirm your agreement to the tents and conditions of this letter by signing and returning to us the enclosed duplicate copy of this letter at your earliest convenience.

      Yours faithfully,

      For and on behalf of KBC Bank N.V.


      /s/
         -------------------------------
     Authorised Signatories

     We confirm our agreement to the terms and conditions set out above.

         For and on behalf of


         /s/
             ---------------------------
         Bonso Electronics Ltd.
         (Borrower)

         For and on behalf of


         /s/
             --------------------------------
         Bonso Electronics International Inc.
         (Corporate Guarantor)

Bonso Electronics Limited                                                    KBC
--------------------------

                                    Schedule
                                    --------

                           List of Required Documents
                           --------------------------

1. Certified extracts of the board resolutions of the Borrower(s) and the Corporate Guarantor(s), if any, approving execution, delivery and performance of, and the terms of, the agreement and other documents required by the Bank evidencing the Facilities and the guarantee(s) (the "Facility Documents"), and authorizing named person or persons to sign those and any ancillary document.

2. The duly executed Facility Documents including but not limited to the following:

     (a) ISDA Master Agreement and Schedule to the ISDA Master Agreement by the Borrower

3. A copy of these Resolutions certified by the Chairman of the Meeting, any Director or the Secretary of the Company be delivered to the Bank.

4.   Signature specimen of the Authorized Persons:

          Name of the Authorized Persons

          So Hung Gun Anthony               /s/ So Hung Gun Anthony
                                            -----------------------

          Chung Kim Wah                     /s/ Chung Kim Wah
                                            -----------------------
          Pang Kit Tang                     /s/ Pang Kit Tang
                                            -----------------------

  It is hereby certified and confirmed that the above Resolutions: -

     (i) have been duly entered in the minute book for meetings of the Directors of the Company and the minutes recording the above Resolutions have been signed by the Chairman of the Meeting;
     (ii) are still in fill force and effect in all respects;

     (iii) do not exceed the objects or powers of the Company or the powers of its Directors; and
     (iv) the specimen signature(s) set out in paragraph 4 above is (are) the true signature(s) of the Authorized Person(s).

/s/ So Hung Gun, Anthony
------------------------
Chairman of the Meeting                     Date:     March 27, 2007
                                            ------------------------

Name: So Hung Gun,Anthony
      -------------------
     (please print)